Exhibit 8.2

[Letterhead of Sullivan & Cromwell LLP]

November 26, 2012

KBW, Inc.,

787 Seventh Avenue,

New York, New York 10019.

Ladies and Gentlemen:

We have acted as counsel to KBW, Inc., a Delaware corporation (the “Company”), in connection with the planned merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of November 5, 2012, by and among Stifel Financial Corp., a Delaware corporation (“Parent”), SFKBW One, Inc., a Delaware corporation (“Merger Sub”), SFKBW Two, LLC, a Delaware limited liability company (“Successor Sub”) and the Company, in which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation, and then the Company will be merged with and into the Successor Sub, where the Successor Sub shall be the surviving limited liability company and direct wholly-owned subsidiary of Parent, as described in the proxy statement/prospectus and other proxy solicitation materials of Parent and the Company constituting a part thereof (the “Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by Parent (the “Registration Statement”) in connection with the Merger.

We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law applicable to holders of common stock of the Company that exchange their common stock of the Company for cash and common stock of Parent pursuant to the Merger, the statements set forth under the caption “Material United States Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus included in the Registration Statement are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sullivan & Cromwell LLP